Exhibit 10.2

June 22, 2016

Andy Lockhart
[Redacted]
[Redacted]

Re: SVP, International Sales Cash Compensation and Commissions for Fiscal Year 2016

Dear Andy,

Further to our discussions and correspondence, Calix Inc. (the “Company”) is writing to you with regard to the proposed amendments which it would like to make to your contract of employment as at February 2, 2011 (the “Employment Contract”).

If you wish to accept the proposed amendments to the Employment Contract, please sign and return a copy of this letter, executed as a Deed. By agreeing to this letter, both parties restate and reaffirm the existing terms of the Employment Contract in full and on the same terms (including the restrictive covenants and the appointment of the Company to be your attorney) except where those terms are amended as set out in this letter. You and the Company agree that the amendments to your contract of employment will take effect from 1 January 2016.

The existing Clause 3.1 of the Employment Contract shall be replaced with the following new Clause 3.1:

“3.1 Your gross basic salary is £187,272.00 per annum (or such other sum as agreed between you and the Company from time to time).  The salary will be paid after deduction of all taxes and national insurance contributions and is payable in equal monthly installments on or around the last day of each month in your nominated bank account”.
The existing Section called “Bonus” will be renamed “Bonus and Commission” and the existing Clauses 4.1 to 4.5 shall be deleted and replaced with the following new Clause 4.1:
“4.1 During your employment you will be eligible to receive: (a) an annual performance bonus with a target of 34.7% of your base salary pursuant to the terms and conditions of the Company’s 2016 Executive Cash Bonus Plan; and (b) certain sales incentive compensation (the “Commissions”) pursuant to the terms and conditions specified in the 2016 Calix Executive Sales Commissions and the 2016 Calix Sales Compensation Plan. For the 2016 Fiscal Year your target bonus under the Executive Cash Bonus Plan will be £65,000 (or 34.7%) and your variable compensation (bookings attainment at target and without Accelerators) will be £90,000 (or 48.0%) giving you a total target cash compensation of £342,272.00.”

Clause 10 of the Employment Contract shall be deleted.

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Insert the following new Clause 13.3 into the Employment Contract:

“13.3 The Company will comply with its obligations under the Pensions Act 2008 from the date when these apply to you. If these obligations apply, the Company may be required to automatically enroll you into a qualifying pension scheme and to deduct minimum pension contributions from your salary.”

This document has been executed as a deed and is delivered and takes effect on the date specified below.
This Deed is dated June 22, 2016

SIGNED as a DEED and        )
DELIVERED on behalf of        )
Andy Lockhart
Senior Vice President, International Sales
………………………………………………………………………...
in the presence of:
Witness signature:    ……………………………………….
Witness name:        ……………………………………….
Witness address:    ……………………………………….
……………………………………….
……………………………………….
Witness occupation:    ……………………………………….

SIGNED as a DEED and        )
DELIVERED on behalf of        )
Calix Inc, acting by, Carl Russo
President and Chief Executive Officer

DB2/ 30342998.1

SIGNED as a DEED and        )
DELIVERED on behalf of        )
Calix Inc, acting by, William Atkins
Executive Vice President and Chief Financial Officer

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